UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/08/2011

Genesee & Wyoming Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31456

Delaware	06-0984624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

66 Field Point Road
Greenwich, CT 06830
(Address of principal executive offices, including zip code)

203-629-3722
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 8, 2011 Genesee & Wyoming Inc. (the "Company") entered into Amendment No. 3 (the "Amendment") to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 8, 2008 (the "Credit Agreement") among (a) the Company and RP Acquisition Company Two, a Delaware corporation ("RP" and, together with the Company, the "Domestic Borrowers"), (b) Quebec Gatineau Railway Inc., a corporation constituted under the laws of Quebec, Canada (the "Canadian Borrower"), (c) Genesee & Wyoming Australia Pty Ltd, a proprietary limited company incorporated under the laws of Australia (the "Australian Borrower"), (d) Rotterdam Rail Feeding, B.V., a private limited liability company constituted under the laws of the Netherlands (the "European Borrower" and, together with the Domestic Borrowers, the Canadian Borrower and the Australian Borrower, the "Borrowers"), (e) the U.S. Guarantors named therein, (f) the Foreign Guarantors named therein, (j) Bank of America, N.A., a national banking association, and the other lending institutions party to the Credit Agreement, and (k) Bank of America, N.A., as administrative agent for itself and such lending institutions.

The Amendment deleted the financial covenant related to capital expenditures previously included in Section 11.3 of the Credit Agreement in its entirety.

A copy of the above referenced Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Amendment is qualified in its entirety by reference thereto.

Item 9.01.    Financial Statements and Exhibits

10.1 Amendment No. 3 to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of April 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: April 14, 2011	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amendment No. 3 to Second Amended and Restated Revolving Credit and Term Loan Agreement